Exhibit 4.17
SECOND SUPPLEMENTAL INDENTURE
(Royal Bancshares Capital Trust II)

THIS SECOND SUPPLEMENTAL INDENTURE, dated as of January 1, 2022 (the “Effective Date”), is by and among The Bank of New York Mellon Trust Company, N.A. (herein, together with its successors in interest, the “Trustee”), WSFS Financial Corporation, a Delaware corporation (the “Successor Company”), and Bryn Mawr Bank Corporation, a Pennsylvania corporation, successor in interest to Royal Bancshares of Pennsylvania, Inc. (the “Company”) and the “Company” under the Indenture (as hereinafter defined).
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Trustee, the Company, and the Successor Company hereby agree as follows:
PRELIMINARY STATEMENTS
The Trustee and the Company are parties to that certain Indenture dated as of October 27, 2004 (the “Indenture”), pursuant to which the Company issued its Junior Subordinated Debt Securities due December 15, 2034 (the “Debt Securities”).
As permitted by the terms of the Indenture, simultaneously with the effectiveness of this Second Supplemental Indenture, the Company shall be merged with and into the Successor Company pursuant to an Agreement and Plan of Merger, dated March 9, 2021, between the Successor Company and the Company (the “Merger”).
As required by the terms of the Indenture, upon such Merger, the Successor Company shall assume all of the obligations of the Company under the Debt Securities, the Indenture, the Capital Securities Guarantee (as defined below) and the Declaration (as defined below) pursuant to this Second Supplemental Indenture.
The parties hereto are entering into this Second Supplemental Indenture pursuant to, and in accordance with, Section 9.01(a) of the Indenture.
Section 1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Indenture. The words “herein”, “hereof” and “hereby” and other words of similar import used in this Second Supplemental Indenture refer to this Second Supplemental Indenture as a whole and not to any particular section hereof.
Section 2. Assumption of Obligations.
(a)Pursuant to, and in compliance and accordance with, Section 11.01 of the Indenture, commencing on the Effective Date, the Successor Company hereby expressly assumes all of the obligations of the Company under the Debt Securities, the Indenture, the Capital Securities Guarantee and the Declaration, including the due and punctual payment of the principal of and premium, if any, and interest on all of the Debt Securities and the due and punctual performance and observance of all of the covenants, obligations and conditions of the Indenture to be performed or observed by the Company.
(b)Pursuant to, and in compliance and accordance with, Section 11.02 of the Indenture, commencing on the Effective Date, the Successor Company hereby succeeds to and is substituted for the Company, and may exercise every right and power of the Company under the Indenture with the same effect as if it had been named in the Indenture as the Company.

(c)Commencing on the Effective Date, the Successor Company hereby also succeeds to, is substituted for, expressly and unconditionally assumes the obligations, duties and warranties of, and may exercise every right and power of, the Company under the Amended and Restated Declaration of Trust, dated as of October 27, 2004 (the “Declaration”), as Sponsor (as defined in the Declaration), with the same effect as if the Successor Company had originally been named as [Sponsor] in the Declaration.
(d)Commencing on the Effective Date, the Successor Company hereby also succeeds to, is substituted for, expressly and unconditionally assumes the obligations, duties and warranties of, and may exercise every right and power of, the Company under the Guarantee Agreement, dated as of October 27, 2004 (the “Guarantee Agreement”), as Guarantor (as defined in the Guarantee Agreement), with the same effect as if the Successor Company had originally been named as Guarantor in the Guarantee Agreement.
Section 3. Representations and Warranties. The Successor Company represents and warrants that (a) it has all necessary power and authority to execute and deliver this Second Supplemental Indenture, to assume the payment obligations under the Debt Securities and to perform the covenants and obligations of the Indenture, (b) it is a corporation organized and existing under the laws of the State of Delaware, (c) the Successor Company is the successor to the Company pursuant to the Merger effected in accordance with applicable law, (d) this Second Supplemental Indenture has been duly authorized, executed and delivered by the Successor Company and constitutes its valid and binding obligation, enforceable against the Successor Company in accordance with its terms (except as enforceability hereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)), (e) after giving effect to this Second Supplemental Indenture, no Default or Event of Default has occurred and is continuing and (f) this Second Supplemental Indenture is executed and delivered pursuant to Section 9.01(a) of the Indenture and does not require the consent of the Securityholders.
Section 4. Conditions of Effectiveness. This Second Supplemental Indenture shall become effective simultaneously with the effectiveness of the Merger, provided, however, that:
(a)the Trustee shall have executed a counterpart of this Second Supplemental Indenture and shall have received a counterpart of this Second Supplemental Indenture executed by the Company and the Successor Company;
(b)the Trustee shall have received an Officers’ Certificate of the Company pursuant to, and in compliance and accordance with, Section 9.05 of the Indenture; and
(c)the Trustee shall have received an Opinion of Counsel to the Company pursuant to, and in compliance and accordance with, Section 9.05 and Section 11.03 of the Indenture.
Section 5. Reference to the Indenture.
(a)Upon the Effective Date, each reference in the Indenture to “this Indenture,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Indenture, as affected, amended and supplemented hereby.
(b)Upon the Effective Date, each reference in the Debt Securities to the Indenture, including each term defined by reference to the Indenture, shall mean and be a reference to the Indenture or such term, as the case may be, as affected, amended and supplemented hereby.

(c)The Indenture, as amended and supplemented hereby, shall remain in full force and effect and is hereby ratified and confirmed.
Section 6. Addresses for Notices.    Any notice or demand which by any provision of the Indenture is required or permitted to be given or served by the Trustee or by the Securityholders on the Company as contemplated by Section 14.04 of the Indenture shall be addressed to the Successor Company as follows:
WSFS Financial Corporation
WSFS Bank Center
500 Delaware Avenue
Wilmington, DE 19801
Facsimile Number: [Intentionally omitted]
Attention: Michael P. Reed
Email: [Intentionally omitted]
With a copy (which shall not constitute notice) to:

Covington & Burling LLP
One CityCenter
850 Tenth Street NW
Washington, DC 20001
Facsimile Number: [Intentionally omitted]
Attention: Frank M. Conner III
Email: [Intentionally omitted]
Attention: Christopher J. DeCresce
Email: [Intentionally omitted]
Attention: Charlotte May
Email: [Intentionally omitted]

Section 7. Execution in Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same agreement. Any facsimile or electronically transmitted copies hereof or signature hereon will, for all purposes, be deemed originals.
Section 8. Governing Law; Binding Effect. This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles, and shall be binding upon the parties hereto and their respective successors and assigns.
Section 9. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or the due execution thereof by the Company or the Successor Company. The recitals of fact contained herein shall be taken as the statements solely of the Company or the Successor Company, and the Trustee assumes no responsibility for the correctness thereof.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. not in its individual capacity, but solely as Trustee By: /s/ Julie Hoffman-Ramos Name: Julie Hoffman-Ramos Title: Vice President

WSFS FINANCIAL CORPORATION By: /s/ Dominic C. Canuso Name: Dominic C. Canuso Title: Executive Vice President, Chief Financial Officer and Corporate Secretary

BRYN MAWR BANK CORPORATION By: /s/ Michael W. Harrington Name: Michael W. Harrington Title: Chief Financial Officer

Signature Page of Second Supplemental Indenture – Royal Bancshares Capital Trust II

The undersigned hereby acknowledges and agrees to the
provisions of Section 3(c) of this Second Supplemental Indenture as of the day and year first written above:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
not in its individual capacity, but solely as Property Trustee under the Declaration

By: /s/ Julie Hoffman-Ramos
Name: Julie Hoffman-Ramos
Title: Vice President

The undersigned hereby acknowledges and agrees to the
provisions of Section 3(d) of this Second Supplemental Indenture as of the day and year first written above:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
not in its individual capacity, but solely as Guarantee Trustee under the Guarantee Agreement

By: /s/ Julie Hoffman-Ramos
Name: Julie Hoffman-Ramos
Title: Vice President

Signature Page of Second Supplemental Indenture – Royal Bancshares Capital Trust II